Exhibit 99.1

News Release

NYSE: MYE

Contact(s):

Gregg Branning, Senior Vice President

& Chief Financial Officer (330) 761-6303

Monica Vinay, Vice President, Investor

Relations & Treasurer (330) 761-6212

Myers Industries Reports 2014 Fourth Quarter and Full Year Results

Company completes strategic initiative to focus business;

Positioned for incremental success in 2015 as end markets improve

February 25, 2015, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE) today announced results for the fourth quarter and full year ended December 31, 2014.

Financial Highlights

•	Net sales increased 9.4% in the fourth quarter of 2014 and 6.7% for the full year of 2014, due mainly to the acquisition of Scepter

•	Income per diluted share from continuing operations as adjusted was $0.13 in the fourth quarter of 2014 and $0.60 for fiscal 2014, versus $0.15 and $0.75 for the comparable 2013 periods

•	Completed strategic initiative to focus the business through the sale of WEK Industries in June 2014, the sale of the Lawn and Garden business in February 2015 and the acquisition of Scepter in July 2014

•	Returned $70.6 million of cash to shareholders through dividends and repurchases of common stock in 2014

Summary

	Quarter Ended December 31,			Year Ended December 31,
	2014	2013(1)	% Increase (Decrease)	2014	2013(1)	% Increase (Decrease)
	(Dollars in thousands, except per share data)
Net sales	$158,271	$144,724	9.4%	$623,649	$584,733	6.7%
Gross profit	$39,151	$39,943	(2.0)%	$163,715	$169,554	(3.4)%
Gross profit margin	24.7%	27.6%		26.3%	29.0%
Income from continuing operations before income taxes	$4,999	$8,096	(38.3)%	$16,602	$39,785	(58.3)%
Income from continuing operations:
Income	$3,799	$6,382	(40.5)%	$11,271	$26,442	(57.4)%
Income per diluted share	$0.12	$0.19	(36.8)%	$0.34	$0.77	(55.8)%
Income from continuing operations before income taxes as adjusted(2)	$6,030	$8,172	(26.2)%	$28,722	$40,219	(28.6)%
Income from continuing operations as adjusted(2):
Income	$4,101	$5,230	(21.6)%	$19,531	$25,740	(24.1)%
Income per diluted share	$0.13	$0.15	(13.3)%	$0.60	$0.75	(20.0)%

1.	Historical information has been adjusted to reflect discontinued operations presentation.
2.	Details regarding the pre-tax adjusted charges are provided on the Reconciliations of Non-GAAP Financial Measures included in this release.

President and Chief Executive Officer John C. Orr commented, “As we anticipated, sales in the fourth quarter improved over the previous year’s fourth quarter. However, weakened demand for our Material Handling Segment’s agricultural and food processing products, together with a challenging Brazilian economy, led to lower profitability versus last year. We continued to streamline our business portfolio in 2014 to realize our strategic goal to strengthen our leadership position in the Material Handling Segment, while preserving a strong market position in our Distribution Segment. To accomplish this, we sold WEK Industries and acquired Scepter Products. The Scepter acquisition continued our strategic growth and profitability improvement plan for the Material Handling Segment. Scepter provides an expansion of product assortment, added global reach and has already expanded our customer base through cross-selling opportunities. In February of this year, we completed the previously announced sale of the Lawn and Garden business for $110 million. In 2014, we continued our balanced approach to capital allocation. We generated $28 million of free cash flow and returned $70.6 million of cash to shareholders through dividends and repurchases of common stock. The result of all of these transactions is a streamlined, more focused Myers Industries with strong cash generating business segments that we believe will continue to generate sustainable returns for shareholders.”

Segment Results

The results below are as adjusted and exclude restructuring and other unusual pre-tax charges as detailed on the Reconciliation of Non-GAAP Financial Measures included in this release.

Net sales in the Material Handling Segment for the fourth quarter of 2014 were $110.1 million compared to $95.6 million for the fourth quarter of 2013. Incremental sales from the Scepter acquisition were offset by sales declines in the agriculture and food processing end markets as compared to the fourth quarter of 2013. Material Handling’s adjusted income before taxes was $11.5 million for the fourth quarter of 2014 compared to $10.5 million for the fourth quarter of 2013. Although adjusted income before taxes increased year-over-year, it was adversely impacted by the decline in sales of agricultural and food processing products and a change in product mix that resulted from those declines. Reductions in labor costs, overhead and selling, general and administrative expenses partially offset those impacts.

The Material Handling Segment’s net sales for the full year of 2014 were $432.1 million compared to $380.6 million for the full year of 2013. The increase in net sales as compared to last year was due mostly to incremental sales from the Scepter acquisition. Strong sales in the marine, recreational vehicle and industrial end markets also contributed to the increase in net sales year-over-year, but were partially offset by sales decreases in the agriculture, distribution and food processing end markets. Material Handling’s adjusted income before taxes was $44.9 million for the full year of 2014 compared to $47.6 million for the full year of 2013. The decline in adjusted income before taxes year-over-year was due to a change in both customer and product mix.

Net sales in the Distribution Segment for the fourth quarter of 2014 were $48.3 million compared to $49.2 million for the fourth quarter of 2013. Organic growth in sales of supplies and equipment in the U.S. were more than offset by lower sales in Canada due to the closure of the Canadian branches in the first quarter of 2014, and a decline in custom sales as compared to the fourth quarter of last year. Distribution’s adjusted income before taxes for the fourth quarter of 2014 was $3.1 million compared to $4.2 million for the fourth quarter of 2013. The year-over-year decline in adjusted income before taxes resulted from a change in product mix which more than offset operational excellence initiatives that were executed during the quarter.

The Distribution Segment’s net sales for the full year of 2014 were $191.9 million compared to $204.5 million for the full year of 2013. The decrease in sales compared to 2013 was due to a decline in custom sales and lower Canadian sales due to the closure of the Canadian branches in the first quarter of 2014. Distribution’s adjusted income before taxes for the full year of 2014 was $16.8 million compared to $21.9 million for the full year of 2013. The decrease in adjusted income before taxes year-over-year was due mostly to the lower custom sales volumes, a change in product mix and higher freight costs, which were partially offset by lower general and administrative expenses and other cost reductions.

Other Financial Items

For the year ended December 31, 2014, cash flow provided by continuing operations was $52.1 million compared to $74.9 million for the year ended December 31, 2013, reflecting lower earnings and a one-time benefit that the Company realized in 2013 due to an improvement in accounts payable terms.

Capital expenditures totaled $24.2 million for the year ended December 31, 2014 and are forecasted to be approximately $25 to $30 million in 2015.

The Company purchased $54.9 million of common stock during the year ended December 31, 2014. Approximately 4.4 million shares were available for repurchase at December 31, 2014 under the Company’s current board authorization.

Outlook

Early indicators from the first quarter of 2015 have shown a continuation of some of the challenges in the Material Handling segment that were experienced in the fourth quarter of 2014. However, for the remainder of 2015, the Company expects to see the benefit of increased sales, incremental profit improvement driven by last year’s strategic initiatives that focused on structural changes, cross-selling opportunities, new products and cost reduction measures across both operating segments. As a result, the Company expects full year 2015 sales and profits to exceed 2014’s results.

The Company remains fully committed to its balanced approach to capital allocation, which may include a mix of capital investment, debt reduction, dividends and share repurchases.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Wednesday, February 25, 2015 at 10:00 a.m. ET. The call is anticipated to last approximately one hour and may be accessed at (877) 407-8033. Callers are asked to sign on at least five minutes in advance. A live and archived webcast of the conference call can be accessed from the Investor Relations section of the Company’s website at www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived telephone replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (US) 877-660-6853 or (Int’l) 201-612-7415. The replay passcode is Conference ID #13601157.

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest wholesale distributor of tools, equipment and supplies for the tire, wheel and undervehicle service industry in the U.S. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “goal”, “view”, and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; raw material availability, increases in raw material costs, or other production costs; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; the Company’s ability to execute the components of its Strategic Business Evolution process; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its web site at http://www.sec.gov, and on the Company’s Investor Relations section of its web site at http://www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2014 AND 2013

(Dollars in thousands, except share data)

	For the Quarter Ended		For the Year Ended
	December 31, 2014	December 31, 2013*	December 31, 2014	December 31, 2013*
Net sales	$158,271	$144,724	$623,649	$584,733
Cost of sales	119,120	104,781	459,934	415,179

Gross profit	39,151	39,943	163,715	169,554
Selling, general and administrative expenses	31,505	30,625	138,578	125,238

Operating income	7,646	9,318	25,137	44,316
Interest expense, net	2,647	1,222	8,535	4,531

Income from continuing operations before income taxes	4,999	8,096	16,602	39,785
Income tax expense	1,200	1,714	5,331	13,343

Income from continuing operations	$3,799	$6,382	$11,271	$26,442
Loss from discontinued operations, net of income taxes	$(13,856)	$(3,063)	$(17,642)	$(440)

Net income (loss)	$(10,057)	$3,319	$(6,371)	$26,002

Income per common share from continuing operations:
Basic	$0.12	$0.19	$0.35	$0.78
Diluted	$0.12	$0.19	$0.34	$0.77
Loss per common share from discontinued operations:
Basic	$(0.44)	$(0.09)	$(0.55)	$(0.01)
Diluted	$(0.44)	$(0.09)	$(0.54)	$(0.01)
Net income (loss) per common share:
Basic	$(0.32)	$0.10	$(0.20)	0.77
Diluted	$(0.32)	$0.10	$(0.19)	0.76
Weighted Average Common Shares Outstanding
Basic	31,366,016	33,656,673	32,232,965	33,588,720
Diluted	31,733,955	34,204,594	32,704,012	34,043,425

*	Historical information has been adjusted to reflect discontinued operations presentation.

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended December 31,			Year Ended December 31,
	2014	2013*	% Change	2014	2013*	% Change
Net Sales from Continuing Operations
Material Handling	$110,054	$95,618	15.1%	$432,054	$380,605	13.5%
Distribution	48,293	49,176	(1.8)%	191,873	204,460	(6.2)%
Inter-company Sales	(76)	(70)	—	(278)	(332)	—

Total	$158,271	$144,724	9.4%	$623,649	$584,733	6.7%

Income from Continuing Operations Before Income Taxes
Material Handling	$10,543	$10,503	0.4%	$34,422	$47,428	(27.4)%
Distribution	3,108	4,110	(24.4)%	15,824	21,727	(27.2)%
Corporate	(8,652)	(6,517)	—	(33,644)	(29,370)	—

Total	$4,999	$8,096	(38.3)%	$16,602	$39,785	(58.3)%

*	Historical information has been adjusted to reflect discontinued operations presentation and the segment realignment completed in June 2014.

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME (LOSS) BEFORE TAXES BY SEGMENT (UNAUDITED)

(Dollars in millions, except per share data)

	Quarter Ended		Year Ended
	December 31		December 31
	2014	2013	2014	2013
Material Handling
Income from continuing operations before income taxes as reported	$10.5	$10.5	$34.4	$47.4
Patent infringement lawsuit	0.2	—	3.3	—
Transaction costs - Scepter	—	—	2.9	—
Inventory step-up - Scepter acquisition	—	—	2.3	—
Restructuring expenses and other adjustments	0.8	—	2.0	0.2

Income from continuing operations before income taxes as adjusted	11.5	10.5	44.9	47.6
Distribution
Income from continuing operations before income taxes as reported	3.1	4.1	15.8	21.7
Restructuring expenses and other adjustments	—	0.1	1.0	0.2

Income from continuing operations before income taxes as adjusted	3.1	4.2	16.8	21.9
Corporate and interest expense as reported	(8.7)	(6.5)	(33.7)	(29.4)
Transaction costs	—	—	0.7	—

Corporate and interest expense as adjusted	(8.7)	(6.5)	(33.0)	(29.4)
Continuing Operations
Income from continuing operations before income taxes as reported	5.0	8.1	16.6	39.8
Restructuring expenses and other adjustments	1.0	0.1	8.5	0.4
Transaction costs	—	—	3.6	—

Income from continuing operations before income taxes as adjusted	6.0	8.2	28.7	40.2
Income taxes*	1.9	3.0	9.2	14.5

Income from continuing operations as adjusted	$4.1	$5.2	$19.5	$25.7

Discontinued Operations
Loss from discontinued operations before income taxes as reported	$(20.9)	$(3.8)	$(27.1)	$(0.4)
Restructuring expenses and other adjustments	0.4	9.1	13.9	13.3
Impairment charge	18.9	—	18.9	—
Gain on sale	(0.9)	0.2	(4.7)	0.2

Income (loss) from discontinued operations before income taxes as adjusted	(2.5)	5.5	1.0	13.1
Income taxes*	(0.8)	2.0	0.3	4.7

Income (loss) from discontinued operations as adjusted	$(1.7)	$3.5	$0.7	$8.4

Consolidated
Net Income as adjusted	$2.4	$8.7	$20.2	$34.1

Adjusted earnings per diluted share from continuing operations	$0.13	$0.15	$0.60	$0.75
Adjusted earnings per diluted share from discontinued operations	$(0.05)	$0.10	$0.02	$0.25

*	Income taxes calculated using the normalized effective tax rate for each year.

Note: Historical information has been adjusted to reflect discontinued operations presentation and the segment realignment completed in June 2014. Also, numbers may be rounded for presentation purposes.

Note on Reconciliation of Income and Earnings Data: Income (loss) excluding the items mentioned above in the text of this release and in this reconciliation chart is a non-GAAP financial measure that Myers Industries, Inc. calculates according to the schedule above, using GAAP amounts from the unaudited Consolidated Financial Statements. The Company believes that the excluded items are not primarily related to core operational activities. The Company believes that income (loss) excluding items that are not primarily related to core operating activities is generally viewed as providing useful information regarding a company’s operating profitability. Management uses income (loss) excluding these items as well as other financial measures in connection with its decision-making activities. Income (loss) excluding these items should not be considered in isolation or as a substitute for net income (loss), income (loss) before taxes or other consolidated income data prepared in accordance with GAAP. The Company’s method for calculating income (loss) excluding these items may not be comparable to methods used by other companies.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	December 31, 2014	December 31, 2013*
Assets
Current Assets
Cash	$4,676	$6,539
Accounts receivable, net	90,785	74,932
Inventories	64,743	53,123
Assets held for sale	117,775	92,760
Other	9,070	7,556

Total Current Assets	287,049	234,910
Assets held for sale	—	67,808
Other Assets	142,731	68,289
Property, Plant, & Equipment, Net	138,228	98,450

Total Assets	$568,008	$469,457

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$77,989	$68,897
Accrued expenses	49,477	41,642
Liabilities held for sale	27,122	40,044

Total Current Liabilities	154,588	150,583
Long-term debt, net	236,429	44,347
Liabilities held for sale	—	7,825
Other liabilities	13,839	14,687
Deferred income taxes	14,281	16,508
Total Shareholders’ Equity	148,871	235,507

Total Liabilities & Shareholders’ Equity	$568,008	$469,457

*	Historical information has been adjusted to reflect discontinued operations presentation.

MYERS INDUSTRIES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2014 AND 2013

(Dollars in thousands)

	December 31, 2014	December 31, 2013*
Cash Flows From Operating Activities
Net income (loss)	$(6,371)	$26,002
Loss from discontinued operations, net of income tax	(17,642)	(440)

Income from continuing operations	$11,271	$26,442
Items not affecting use of cash
Depreciation	23,775	20,386
Amortization	6,999	3,142
Non-cash stock compensation	3,115	2,557
Provision for loss on accounts receivable	406	457
Deferred taxes	(2,663)	(4,416)
Other long-term liabilities	744	709
(Gain) loss from asset disposition	(44)	598
Tax benefit from options	(679)	(390)
Other	200	202
Payments on performance based compensation	(1,293)	(1,719)
Cash flow provided by (used for) working capital, net of acquisitions:
Accounts receivable	2,574	(1,964)
Inventories	801	3,011
Prepaid expenses	(1,468)	(840)
Accounts payable and accrued expenses	8,382	26,758

Net cash provided by operating activities - continuing operations	52,120	74,933
Net cash (used for) provided by operating activities - discontinued operations	(13,062)	21,135

Net cash provided by operating activities	39,058	96,068

Cash Flows From Investing Activities
Capital expenditures	(24,170)	(20,709)
Acquisition of business, net of cash acquired	(156,620)	(600)
Proceeds from sale of property, plant and equipment	566	—
Other	—	(273)

Net cash used for investing activities - continuing operations	(180,224)	(21,582)
Net cash provided by (used for) investing activities - discontinued operations	11,626	(8,359)

Net cash used for investing activities	(168,598)	(29,941)

Cash Flows From Financing Activities
Proceeds from long-term debt	89,000	11,000
Net borrowing (repayments) on credit facility	106,493	(57,175)
Cash dividends paid	(15,707)	(9,103)
Proceeds from issuance of common stock	2,926	5,805
Tax benefit from options	679	390
Repurchase of common stock	(54,897)	(8,096)
Shares withheld for employee taxes on equity awards	(1,083)	(684)
Deferred financing costs	(547)	(608)

Net cash provided by (used for) financing activities - continuing operations	126,864	(58,471)
Net cash used for financing activities - discontinued operations	—	(2,317)

Net cash provided by (used for) financing activities	126,864	(60,788)

Foreign exchange rate effect on cash	813	(2,748)

Net (decrease) increase in cash	(1,863)	2,591
Cash at January 1	6,539	3,948

Cash at December 31	$4,676	$6,539

*	Historical information has been adjusted to reflect discontinued operations presentation.